NUANCE RESOURCES CORP.

(A Development Stage Company)

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2006

(Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS                                                            AMISANO HANSON
                                                                                                CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Nuance Resources Corp.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Nuance Resources Corp. (A Development Stage Company) and its subsidiary as of November 30, 2006 and the related consolidated statements of operations, cash flows and stockholders’ equity for the period November 1, 2006 (Date of Inception) to November 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nuance Resources Corp. and its subsidiary as of November 30, 2006 and the results of their operations and their cash flows for the period November 1, 2006 (Date of Inception) to November 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has working capital which may not be sufficient to sustain operations over the next twelve months and is yet to attain profitable operations, both of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“AMISANO HANSON”
December 14, 2006	Chartered Accountants

NUANCE RESOURCES CORP
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
November 30, 2006
(Stated in US Dollars)

ASSETS	2006

Current
Cash	$116,724
Prepaid expenses	5,500

$122,224

LIABILITIES

Current
Accounts payable and accrued liabilities	$19,150
Due to related party - Notes 3	5,018

24,168

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value
10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value - Notes 4 and 6
90,000,000 shares authorized
23,000,000 shares outstanding	23,000
Additional paid in capital	84,000
Deficit accumulated during the development stage	(8,944)

98,056

$122,224

Nature and Continuance of Operations - Note 1
Subsequent Events - Note 6

SEE ACCOMPANYING NOTES

NUANCE RESOURCES CORP
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
for the period November 1, 2006 (Date of Inception) to November 30, 2006
(Stated in US Dollars)

November 1, 2006 (Date of Inception) to November 30, 2006

Expenses
Accounting and audit fees	$10,000
Bank charges	19
Foreign exchange gain	(4,725)
Legal fees	3,650

Net loss for the period	$(8,944)

Basic loss per share	$(0.00)

Weighted average number of shares outstanding	3,666,667

SEE ACCOMPANYING NOTES

NUANCE RESOURCES CORP
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
for the period November 1, 2006 (Date of Inception) to November 30, 2006
(Stated in US Dollars)

November 1, 2006 (Date of Inception) to November 30, 2006

Cash Flows used in Operating Activities
Net loss for the period	$(8,944)
Changes in non-cash working capital items related to operations:
Prepaid expenses	(5,500)
Accounts payable and accrued liabilities	19,150

Net cash provided by operating activities	4,706

Cash Flows from Financing Activities
Capital stock issued	107,000
Due to related party	5,018

Net cash provided by financing activities	112,018

Increase in cash during the period	116,724

Cash, beginning of the period	-

Cash, end of the period	$116,724

SEE ACCOMPANYING NOTES

NUANCE RESOURCES CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
for the period November 1, 2006 (Date of Inception) to November 30, 2006
(Stated in US Dollars)

	Common Shares		Additional Paid-in	Deficit Accumulated During the Development
	Number	Par Value	Capital	Stage	Total

Capital stock issued for cash - at $0.005	23,000,000	$23,000	$92,000	$-	$115,000
Less: commissions	-	-	(8,000)	-	(8,000)
Net loss for the period	-	-	-	(8,944)	(8,944)

Balance, November 30, 2006	23,000,000	$23,000	$84,000	$(8,944)	$98,056

SEE ACCOMPANYING NOTES

NUANCE RESOURCES CORP
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2006
(Stated in US Dollars)

Note 1 Nature and Continuance of Operations

The Company was incorporated in the state of Nevada, United States of America on November 1, 2006. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company’s year end is November 30, 2006. On November 20, 2006, the Company incorporated a wholly-owned subsidiary, Nuance Exploration Ltd. (a BC corporation).

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At November 30, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $8,944 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 2 Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in US dollars. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which may have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company is a development stage company as defined in Financial Accounting Standards (“FAS”) No. 7 as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Note 2 Summary of Significant Accounting Policies - (cont’d)

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary NEL. All significant inter-company balances and transactions have been eliminated on consolidation.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities and due to related party approximate their fair value due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to FAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic Loss Per Share

The Company reports basic loss per share in accordance with FAS No. 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”) in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period-end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder’s Equity, if applicable.

Note 2 Summary of Significant Accounting Policies - (cont’d)

Foreign Currency Translation - (cont’d)

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in the Statement of Operations.

Recent Accounting Pronouncements

Management does not believe that there are any recently issued accounting pronouncements but not yet effective accounting standards that could have a material effect on the accompanying financial statements.

Note 3 Related Party Transactions - Note 4

The amount due to related party is due to the Company’s director and is unsecured, non-interest bearing and has no specific terms for repayment.

Note 4 Capital Stock

During the period ended November 30 2006, the Company issued to its director 3,000,000 common shares at $0.005 for total proceeds of $15,000.

Note 5 Deferred Tax Assets

At November 30, 2006, the Company has accumulated non-capital losses totalling approximately $8,944 which is available to reduce taxable income in future taxation years. This loss expires beginning in 2026.

The following table summarizes the significant components of the Company’s deferred tax assets:

November 30, 2006

Deferred Tax Assets
Non-capital loss carryforward	$1,342
Less valuation allowance	(1,342)

$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations . The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6 Subsequent Events

Subsequent to November 30, 2006, the Company has indicated its intention to acquire a 100% ownership in the interpretation of 3D seismic data covering four sections of certain land located in the province of Alberta by paying CDN$95,000 (US$82,650) in costs of acquiring and interpreting the seismic data. After completion of the aforementioned payment, should a drillable anomaly be located from the results of the seismic review, the Company will earn the right to participate in the Alberta Crown Land Sale by paying 50% of the land sale costs. By participating, the Company will acquire a 50% interest in the project and will assume 50% of all costs, expenses and risks.

Subsequent to November 30, 2006, the Company has indicated its intention to merge with Farrier Acquisition Inc. (“Acquisition Corp.”), a wholly-owned subsidiary of Farrier Resources Corp. (“Farrier”), both Nevada corporations. All common shares outstanding of the Acquisition Corp will be converted into an equal number of common shares of the Company and subsequently all common shares outstanding of the Company will be converted into an equal number of common shares of Farrier so that at the effective time Farrier will become the holder of all of the issued and outstanding shares of the Company. The Company will become the surviving entity and will continue its existence under its current name.